1 Earnings Presentation 2Q 2024

2 Second Quarter 2024 Highlights 2Q 2024 Financial Results Record HIP segment earnings with improving PEM segment profitability • Jean-Marc Gilson named President and CEO; Albert Chao appointed Executive Chairman • Housing and Infrastructure Products (HIP) reported records in income from operations of $266 million, EBITDA of $336 million and EBITDA margin(2) of 28% • Performance and Essential Materials (PEM) EBITDA margin(3) increased to 19% from 13% in 1Q 2024 driven by a 4% increase in average sales price • Recently announced mothballing of operations at our European AC / ECH unit to reduce costs and improve performance in our epoxy business • 2Q cost savings of $50 million ($85 million YTD) towards our 2024 target of $125 – $150 million • Investment-grade credit rating with $3.0 billion of cash and equivalents $3.2B Net Sales 8% increase vs. 1Q $313M Net Income 80% increase vs. 1Q $744M EBITDA(1) 36% increase vs. 1Q $2.40 Net Income Per Share $237M Net Cash Provided by Operating Activities $3.0B Cash and Equivalents (1) Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities can be found on page 11 (2) HIP EBITDA margin is calculated by dividing HIP EBITDA by Total HIP Sales (3) PEM EBITDA margin is calculated by dividing PEM EBITDA by Total PEM Sales

3 Westlake Corporation 2Q 2024 Sales volume grew a solid 12% YoY driven by Pipe & Fittings and Siding & Trim in HIP and chlorovinyls in PEM Average sales price reflected QoQ growth following several quarters of declines, driven by higher PVC resin and polyethylene prices in PEM The recovery in global industrial and manufacturing activity has been slower than in previous cycles, which is impacting PEM sales volume and margins Record HIP EBITDA of $336 million and EBITDA margin of 28%(2) Westlake 2Q 2024 vs. 1Q 2024 Average Sales Price +2.3% Volume +5.5% Westlake 2Q 2024 vs. 2Q 2023 Average Sales Price -13.7% Volume +12.4% 2Q'24 1Q'24 QoQ% 2Q'23 YoY% $3,207 $2,975 8% $3,251 (1%) $406 $223 82% $396 3% Performance and Essential Materials $391 $253 55% $435 (10%) Housing and Infrastructure Products $336 $264 27% $244 38% Corporate $17 $29 - $11 - $744 $546 36% $690 8% Operating Income Sales EBITDA(1) ($ in millions) (1) Reconciliations of EBITDA, Performance and Essential Materials EBITDA, Housing and Infrastructure Products EBITDA and Corporate EBITDA to the applicable GAAP measures can be found on pages 11 and 12 (2) HIP EBITDA margin is calculated by dividing HIP EBITDA by Total HIP Sales

4 Housing and Infrastructure Products (“HIP”) Segment Performance HIP Segment 2Q 2024 vs. 1Q 2024 Average Sales Price -0.3% Volume +14.7% HIP Segment 2Q 2024 vs. 2Q 2023 Average Sales Price -8.7% Volume +15.7% Record EBITDA and EBITDA margin driven by solid sales volume growth, lower materials costs, improved sales mix, and cost-saving actions Sales volume growth of 16% YoY was the highest since the Boral acquisition, and reflects our strong position with the faster-growing segments of the North American residential construction market Announced plans to build a new PVCO pipe plant to support the strong growth and market adoption for this innovative sustainable product Manufacturing plant optimization and automation contributed to the solid YoY and QoQ margin expansion 2Q'24 1Q'24 QoQ% 2Q'23 YoY% Housing Products Sales $1,010 $879 15% $918 10% Infrastructure Products Sales $184 $165 12% $197 (7%) Total HIP Sales $1,194 $1,044 14% $1,115 7% Operating Income $266 $210 27% $190 40% EBITDA(1) $336 $264 27% $244 38% EBITDA Margin (2) 28% 25% - 22% - ($ in millions) (1) Reconciliations of HIP EBITDA to the applicable GAAP measure can be found on page 12 (2) HIP EBITDA margin is calculated by dividing HIP EBITDA by Total HIP Sales

5 Housing and Infrastructure Products Update 2 Repair & remodel activity provided steady growth driven by large number of homes in prime remodel age, healthy home equity levels, homeowners with low-rate mortgages remaining in place, and significant backlog of projects 3 While our order books remain solid, unusually wet and hot weather conditions in many parts of North America combined with the recent slowdown in U.S. housing starts and remodeling activity could have an impact on our sales volume in the second half of 2024 4 The breadth of our footprint and expansive product offerings provide customers the branded products they need to execute their growth plans and provided the product cross-selling and product suite sales opportunities that helped drive our record second quarter operating income 1 Longer-term housing fundamentals remain strong due to decade-plus of under-building, increasingly favorable demographics and increasing popularity of remote work

6 HIP Long-Term Growth Drivers Disciplined Capital Allocation Framework Backed by ROCE-Driven Culture Organic Growth Drivers • Investments in technical capabilities and innovation to solve customer needs • Extensive footprint to serve customers • Robust and integrated supply chain, including sustainable products with recycled content • Growing through partnerships with large homebuilders and distributors • Broad product portfolio with differentiating competitive advantages adding value for customers • Strong alignment with leading customers that drives lasting relationships and fosters cross-selling of products Inorganic Growth Drivers • Track record of accretive acquisitions and successful integrations • Global sales and distribution platform foundation in place • Opportunistic mindset • Fragmented global industries with room for consolidation Maintaining Strong Margins while Growing Organic Revenue Above the Market at ~5%-7% Annually

Performance and Essential Materials ("PEM") Segment Performance

($ in millions)	2Q'24	1Q'24	QoQ%	2Q'23	YoY%
Performance Materials Sales	**$1,177**	**$1,164**	**1%**	**$1,140**	**3%**
Essential Materials Sales	**$836**	**$767**	**9%**	**$996**	**(16%)**
Total PEM Sales	$2,013	$1,931	4%	$2,136	(6%)
Operating Income	$157	$22	614%	$215	(27%)
EBITDA[1]	$391	$253	55%	$435	(10%)
EBITDA Margin[2]	*19%*	*13%*	-	*20%*	-

PEM Segment

2Q 2024 vs. 1Q 2024

Average Sales Price	Volume
+3.7%	+0.5%

PEM Segment

2Q 2024 vs. 2Q 2023

Average Sales Price	Volume
-16.4%	+10.6%

- (+) Higher average sales price and margins QoQ, primarily driven by higher prices for PVC resin and polyethylene
- (+) Recently announced plans to mothball Netherlands AC / ECH unit to improve the profitability of our epoxy business
- (+) U.S. and E.U. epoxy anti-dumping cases are in progress with the possibility that provisional duties will be set later in 2024
- (−) Slower than expected global macroeconomic recovery with continued softness in global industrial and manufacturing activity

Westlake

(1) Reconciliations of PEM EBITDA to the applicable GAAP measure can be found on page 12
(2) PEM EBITDA margin is calculated by dividing PEM EBITDA by Total PEM Sales

7

8 Performance and Essential Materials Update 2 Our North American cost advantage remained strong during the second quarter of 2024 due to both higher global oil prices and lower U.S. natural gas prices 3 ISM readings in the U.S. and Europe trended lower during the second quarter while similar metrics in China reflected a slower rate of growth, which could translate into reduced demand for some of our PEM products in the near-term 4 Long-term growth fundamentals remain in place, supported by the global need for clean water, housing, transportation, renewable energy, packaging and consumer goods 1 The end to last year’s prolonged destocking cycle brought industry-wide supply and demand back into better balance for most of our major products in the second quarter of 2024, driving a QoQ increase in average sales price

99 Financial Reconciliations

10 Consolidated Statements of Operations Performance and Essential Materials Sales $ 2,013 $ 2,136 $ 1,931 $ 3,944 $ 4,485 Housing and Infrastructure Products Sales 1,194 1,115 1,044 2,238 2,122 Net sales 3,207 3,251 2,975 6,182 6,607 Cost of sales Gross profit Selling, general and administrative expenses Amortization of intangibles Restructuring, transaction and integration-related costs Income from operations Interest expense Other income, net Income before income taxes Provision for income taxes Net income Net income attributable to noncontrolling interests Net income attributable to Westlake Corporation $ 313 $ 297 $ 174 $ 487 $ 691 Earnings per common share attributable to Westlake Corporation: Basic $ 2.42 $ 2.32 $ 1.35 $ 3.77 $ 5.39 Diluted $ 2.40 $ 2.31 $ 1.34 $ 3.75 $ 5.35 Three months ended June 30, Six months ended June 30, Three months ended March 31, 664 642 1,130 1,434 2024 2,509 466 2,543 2,609 5,052 5,173 2024 224 213 433 435 209 30 30 60 61 30 4 3 8 6 406 396 629 932 (41) (42) (81) (84) 307 508 714 424 377 657 893 59 23 109 45 323 185 70 149 179 4 223 (40) 50 2023 2024 2023 (In millions of dollars, except per share data) 233 48 101 10 21 23 11 10

11 Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities Net cash provided by operating activities $ 237 $ 555 $ 169 $ 406 $ 1,067 Changes in operating assets and liabilities and other Deferred income taxes Net income Less: Other income, net Interest expense Provision for income taxes Income from operations Add: Depreciation and amortization Other income, net EBITDA $ 744 $ 690 $ 546 $ 1,290 $ 1,515 50 59 23 109 45 273 279 271 552 538 (48)(101) (70) (149) (179) 223 406 396 629 932 50 59 23 109 45 (40)(41) (42) (81) (84) 185 323 307 508 714 (In millions of dollars) 51 (6)50 (283) 44 (404) 22 36 35 58 Three months ended June 30, Six months ended June 30, 20242024 2023 2024 2023 Three months ended March 31,

Reconciliation of PEM, HIP and Corporate EBITDA to Operating Income (Loss)

	Three months ended June 30, 2024	Three months ended June 30, 2023	Three months ended March 31, 2024	Six months ended June 30, 2024	Six months ended June 30, 2023
	(In millions of dollars)				
Performance and Essential Materials EBITDA	$ 391	$ 435	$ 253	$ 644	$ 1,050
Less:					
Depreciation and Amortization	224	217	220	444	427
Other income, net	10	3	11	21	5
Performance and Essential Materials Operating Income (Loss)	157	215	22	179	618
Housing and Infrastructure Products EBITDA	336	244	264	600	449
Less:					
Depreciation and Amortization	53	51	50	103	106
Other income, net	17	3	4	21	10
Housing and Infrastructure Products Operating Income (Loss)	266	190	210	476	333
Corporate EBITDA	17	11	29	46	16
Less:					
Depreciation and Amortization	2	3	3	5	5
Other income, net	32	17	35	67	30
Corporate Operating Income (Loss)	(17)	(9)	(9)	(26)	(19)
Performance and Essential Materials Operating Income (Loss)	157	215	22	179	618
Housing and Infrastructure Products Operating Income (Loss)	266	190	210	476	333
Corporate Operating Income (Loss)	(17)	(9)	(9)	(26)	(19)
Total Operating Income (Loss)	$ 406	$ 396	$ 223	$ 629	$ 932

Westlake

(1) PEM EBITDA margin is calculated by dividing PEM EBITDA by Total PEM Sales
(2) PEM Operating Income margin is calculated by dividing PEM Operating Income by Total PEM Sales
(3) HIP EBITDA margin is calculated by dividing HIP EBITDA by Total HIP Sales
(4) HIP Operating Income margin is calculated by dividing HIP Operating Income by Total HIP Sales

12

13 Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities Net cash provided by operating activities $ 237 $ 555 $ 169 $ 406 $ 1,067 Less: Additions to property, plant and equipment Free Cash Flow $ 6 $ 315 $ (103) $ (97) $ 560 (In millions of dollars) Three months ended June 30, Three months ended March 31, Six months ended June 30, 2024 2023 2024 2024 2023 231 240 272 503 507

14 Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding our cost savings objectives and our ability to maintain synergies, pricing and demand for our products and across the industrial and manufacturing sectors, global macroeconomic conditions, anticipated sales volumes, industry outlook for both of our segments, our cost control and efficiency efforts, the effects of changing demographics in the markets that we serve, anticipated residential construction and infrastructure growth, consumer trends, such as the popularity of remote work; housing market fundamentals; the proliferation of electrification, consumer sentiment regarding products manufactured domestically and sustainability, expectations regarding mortgage rates and their effects on the affordability of homes, expectations regarding homebuilder confidence, the anticipated effects of our branding efforts and cross-selling activities, our cost advantages in the North American chemicals market; shipping disruptions; the possible effects of the anticipated restructuring of our European epoxy business; and customer inventory levels resulting from destocking activities. Actual results may differ materially depending on factors, including, but not limited to, the following: general economic and business conditions; the cyclical nature of the chemical and building products industries; the results of acquisitions and our integration efforts; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and conflict in the Middle East, Russia, Ukraine and elsewhere; uncertainties associated with pandemic infectious diseases; uncertainties associated with climate change; the potential impact on the demand for ethylene, polyethylene and polyvinyl chloride due to initiatives such as recycling and customers seeking alternatives to polymers; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions; changes in laws or regulations, including trade policies; technological developments; information systems failures and cyber attacks; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; the effect and results of litigation and settlements of litigation; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Steve Bender Executive Vice President & Chief Financial Officer John Zoeller Vice President & Treasurer Westlake Corporation 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056 | 713-960-9111